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                                                                    EXHIBIT 23.6



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 19, 1999, with respect to the financial statements of The Toledo, Peoria and Western Railroad incorporated by reference in the Registration Statement (Form S-4 dated December 23, 1999) and related joint proxy statement/prospectus of RailAmerica, Inc. for the registration of 7,781,811 shares of its common stock.


                                                   Ernst & Young, LLP


Syracuse, New York
December 22, 1999